FOR IMMEDIATE RELEASE:                     CONTACT:

Valhi, Inc.                                William C. Timm
5430 LBJ Freeway, Suite 1700               Vice President - Finance
Dallas, TX 75240                           (214) 450-4212



          JOSEPH S. COMPOFELICE NAMED EXECUTIVE VICE PRESIDENT AT VALHI


    DALLAS, TEXAS . . . July 20, 1994 . . . Harold Simmons, Chairman and Chief Executive Officer of Valhi, Inc. announced today the appointment of Joseph S. Compofelice as Executive Vice President of Valhi, Inc. Mr. Simmons said, "Joe will work with me on strategic planning and dealing with the capital markets. Joe will continue in his role as Chief Financial Officer at NL Industries, Inc. and Tremont Corporation."

    Valhi, Inc., headquartered in Dallas, Texas, is a diversified industrial management company engaged in the refined sugar, forest products, fast food and hardware products industries. Valhi is also engaged in the chemicals and titanium metals industries through its equity interests in NL Industries and Tremont Corporation. Valhi's common stock is traded on the New York and Pacific Stock Exchanges under the symbol "VHI."


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